UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

                   SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 27, 2014, the Registrant held its annual meeting of stockholders.  At such annual meeting, stockholders of the Registrant voted on the matters set forth below, and the final voting results for such matters are set forth below.

1.
Each of the two nominees for election to the Board of Directors of the Registrant was elected, to serve until the Registrant’s annual meeting of stockholders in 2017 and until his successor is duly elected and qualified, based upon the following votes:

Nominee	For	Withhold Authority	Broker Non-Votes
D. Greg Horrigan	37,773,265	22,318,435	1,361,906
John W. Alden	58,482,763	1,608,937	1,361,906

2.	The proposal to reapprove the material terms of the performance goals under the Silgan Holdings Inc. 2004 Stock Incentive Plan, as amended, was approved based upon the following votes:
For	59,722,577
Against	233,583
Abstain	135,540
Broker Non-Votes	1,361,906

3.
The proposal to ratify the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved based upon the following votes:

For	60,488,726
Against	819,110
Abstain	145,760

4.	The non-binding advisory vote to approve the compensation of the Named Executive Officers of the Registrant received the following votes:
For	59,519,464
Against	418,628
Abstain	153,608
Broker Non-Votes	1,361,906

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel
and Secretary

Date:  May 29, 2014